UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2015

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware 000-51595 94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

__________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-     2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-    4(c))

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

Web.com Group, Inc. (“Web.com”) issued a press release on August 18, 2015, reporting that on August 13, 2015, it discovered an unauthorized breach of one of its computer systems and that the credit card information of approximately 93,000 customers (of the company’s over 3.3 million customers) may have been compromised. Upon the discovery of this unauthorized activity, Web.com began working with a nationally recognized IT security firm to conduct a thorough investigation and reported the attack to credit card processors and to the proper federal and state authorities. Web.com continues to make significant investments in its internal security processes and systems to prevent incidents like this from occurring. The company will provide one-year of free credit monitoring for all customers who have been impacted by this incident.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB.COM GROUP, INC.
(Registrant)

/s/ Matthew P. McClure
Matthew P. McClure, Secretary

Dated: August 18, 2015